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                                                                       EXHIBIT 4


                                MOBILE MINI, INC.

                              AMENDED AND RESTATED

                             1994 STOCK OPTION PLAN

                      (AS AMENDED THROUGH OCTOBER 2, 1998)


1.       PURPOSE OF PLAN.

         (a) General Purpose. The purpose of this Plan ("Plan") is to further the interests of Mobile Mini, Inc., a Delaware corporation (the "Corporation"), and its stockholders by providing an incentive based form of compensation to the directors, officers, other key employees of the Corporation and providers of various services to the Corporation, by offering such persons a proprietary interest in its business and an increased personal interest in its continued success and progress and by providing an additional inducement to remain in the Corporation's employ.

         (b) Types of Awards. The Plan provides for the grant by the Corporation of options to purchase shares of Common Stock. Options granted under the Plan may be intended to qualify as an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and any grant of such an option shall clearly specify that such option is intended to so qualify. If no such specification is made, an option granted hereunder shall not be intended qualify as an "incentive stock option."

         (c) Adoption of and Amendments to the Plan. The Plan was initially adopted by the Board of Directors of the Corporation (the "Board") in August 1994 and approved by the stockholders at the Corporation's 1994 annual meeting. In July 1996 the Board adopted an amendment to the Plan to increase from 343,125 to 543,125 the number of shares of the Corporation's common stock, $.01 par value (the "Common Stock"), issuable pursuant to options granted under the Plan, and the stockholders approved the amendment at the Corporation's 1996 annual meeting. On July 1, 1997, the Board adopted further amendments to the Plan, including amendments (i) increasing to 750,000 the number of shares of Common Stock issuable pursuant to options granted under the Plan, (ii) increasing from 3,000 to 7,500 the number of shares of Common Stock subject to options granted automatically to non-employee directors of the Corporation on each August 1, commencing August 1, 1997, and eliminating any limitation on the aggregate maximum number of shares that could be subject to options automatically granted, and (iii) limiting to 150,000 the maximum number of shares of Common Stock that may be granted to any salaried employee of the Corporation in any calendar year, in order to comply with Section 162(m) of the Code. Such amendments were approved by the stockholders on November 12, 1997, at the Corporation's 1997 annual meeting. In August 1998 the Board adopted further amendments to the Plan to increase from 750,000 to 1,200,000 the number of shares of Common Stock issuable under the Plan. Such amendment was approved by the stockholders on October 2, 1998 at the Corporation's 1998 annual meeting. This document
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incorporates all amendments to the Plan which have been approved by the Board and the stockholders through October 2, 1998.

2.       STOCK AND MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN.

         (a) Description of Stock and Maximum Shares Allocated. The stock subject to the provisions of the Plan and issuable upon exercise of options or awarded as Restricted Stock under the Plan are shares of the Corporation's Common Stock, which may be either unissued or treasury shares, as the Board may from time to time determine. Subject to adjustment as provided in Section 8, the aggregate number of shares of Common Stock covered by the Plan and issuable upon exercise of all options granted hereunder shall be 1,200,000 shares; provided, however, that in no event shall options to purchase more than 150,000 shares of Common Stock be granted to any salaried employee of the Company in any one year.

         (b) Restoration of Unpurchased Shares. If an option expires or terminates for any reason prior to its exercise in full and before the term of the Plan expires, but not issued under, such option and such forfeited shares shall again be available for other options or Restricted Stock awards granted or awarded under the Plan.

3.       ADMINISTRATION; AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS.

         (a) Administration by Committee.

                  (i) The Plan shall be administered by a committee of not less than two persons that also serve on the Board (the "Compensation Committee"), with full power to administer the Plan, to interpret the Plan and to establish and amend rules and regulations for its administration. All members of the Compensation Committee shall be a Non-Employee Director within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and an Outside Director within the meaning of Section 162(m) of the Code and the regulations thereunder.

                  (ii) Without limiting the generality of the Compensation Committee's authority, it shall have the authority to take the following actions:

                           (1) To interpret this Plan and to apply its
                  provisions;

                           (2) To adopt, amend or rescind rules, procedures and
                  forms relating to this Plan;

                           (3) To authorize any person to execute, on behalf of
                  the Company, any instrument required to carry out the purposes of this Plan;

                           (4) To determine when Plan awards are to be granted
                  under this Plan;

                           (5) To select the optionees and participants;


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                           (6) To determine the number of shares to be made
                  subject to each Plan award;

                           (7) To prescribe the terms, conditions and
                  restrictions of each Plan award, including without limitation, the exercise price, the vesting schedule and the determination whether an option is to be classified as an incentive stock option or a nonstatutory option;

                           (8) To amend any outstanding stock option agreement
                  (other than the exercise price) or the terms, conditions and restrictions of a grant of Restricted Stock, subject to applicable legal restrictions and the consent of the optionee or participant, as the case may be, who entered into such agreement, or accelerate the vesting of any Plan award;

                           (9) To establish procedures so that an optionee may
                  obtain a loan through a registered broker-dealer under the rules and regulations of the Federal Reserve Board, for the purpose of exercising an option;

                           (10) To establish procedures for an optionee (A) to
                  have withheld from the total number of shares to be acquired upon the exercise of an option that number of shares having a Fair Market Value, which together with such cash as shall be paid in respect of fractional shares, shall equal the exercise price, and (B) to exercise a portion of an option by delivering that number of shares already owned by an optionee having a Fair Market Value which shall equal the partial exercise price and to deliver the shares thus acquired by such optionee in payment of shares to be received pursuant to the exercise of additional portions of the option, the effect of which shall be that an optionee can in sequence utilize such newly acquired shares in payment of the exercise price of the entire option, together with such cash as shall be paid in respect of fractional shares;

                           (11) To establish procedures whereby a number of
                  shares may be withheld from the total number of shares to be issued upon exercise of an option, to meet the obligation of withholding for federal and state income and other taxes, if any incurred by the optionee upon such exercise; and

                           (12) To take any other actions deemed necessary or
                  advisable for the administration of this Plan.

                  (iii) The interpretation and construction by the Compensation Committee of the terms and provisions of this Plan and of the agreements governing options and rights granted under the Plan shall be final and conclusive except for the grant of options or payment of cash to the members of the Compensation Committee which shall be governed by the Board. No member of the Compensation Committee shall be liable for any action taken or determination made in good faith.


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         (b) Automatic Grants.

                           (i) Effective August 1, 1997 and on each August 1
                  thereafter throughout the term of this Plan, each member of the Compensation Committee, and each other Director of the Corporation who is not an employee of the Corporation, shall be granted an option to purchase 7,500 shares of Common Stock at 100% of the Fair Market Value per share as of the date of such grant. Such option shall vest and be non-forfeitable in the amount of 625 shares per month commencing on August 31 in the year of grant and in the amount of 625 shares on the last day of each month thereafter; provided the person receiving such option remains a member of the Board. Any option granted under this Section 3(b) shall (A) be exercisable immediately in whole or in part upon the vesting thereof, (B) if not otherwise forfeited or terminated hereunder, expire if not exercised prior to 5:00 p.m. Mountain Standard Time on the day preceding the tenth anniversary of the effective date of grant of such option and (C) be subject to all terms and provisions of this Plan.

                           (ii) In lieu of the grant of the option under Section
                  3(b), a member of the Board who is not an employee of the Corporation may elect to be compensated in cash in the amount of $3,000 per annum, which amount will be payable in the amount of $250 per month commencing August 31, 1997 and on the last day of each month thereafter until paid in full, so long as such person remains a member of the Board.

         (c) Ratification by Compensation Committee. The Board may act in lieu of the Compensation Committee in administering, granting options under, construing and interpreting the Plan contingent upon and subject to ratification by the Compensation Committee.

4.       PARTICIPANTS; DURATION OF PLAN.

         (a) Eligibility and Participation. Options may be granted only to persons who at the time of grant are directors, key executive employees, key managerial employees, or key supervisory employees of the Corporation or to such other persons which provide services to the Corporation as determined by the Board, whether or not such persons are also members of the Board; provided, however, that no incentive stock option may be granted to a director of the Corporation unless such person is also a key executive employee, key managerial employee, or key supervisory employee of the Corporation.

         (b) Allotment. The Board shall determine the aggregate number of shares of Common Stock which may be optioned or awarded as shares of Restricted Stock from time to time but the Compensation Committee shall have sole authority to determine the number of shares and the recipient thereof at any time. The Compensation Committee shall not be required to grant or award all options allocated by the Board for any given period, in its sole and exclusive discretion. The grant of an option to any person shall neither entitle such individual to, nor disqualify such individual from, participation in any other grant or award under the Plan. The grant of an option shall not give any recipient any right to continued employment by the Corporation or any subsidiary.


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5.       TERMS AND CONDITIONS OF OPTIONS AND RIGHTS.

         (a) Individual Agreements. Options granted under the Plan shall be evidenced by agreements in such form as the Board from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan, including the terms and conditions of this Section 5.

         (b) Required Provisions. Each agreement shall state (i) the total number of shares to which it pertains, (ii) the exercise price for the shares covered by the option, (iii) the time at which the option becomes exercisable,
(iv) the scheduled expiration date of the option, (v) the vesting period(s) for such options, and (vi) the timing and conditions of issuance of any stock receivable upon exercise.

         (c) Option Exercise Price. Upon the grant of any option, the Compensation Committee shall specify the exercise price for the shares issuable upon its exercise. In no event may an option exercise price per share be less than 100% of the fair market value per share of the Corporation's Common Stock on the date such option or right is granted. Fair market value ("Fair Market Value") on any particular day shall be determined as follows:

                  (i) If the shares of Common Stock are listed or admitted to trading on any securities exchange, the fair market value shall be the closing sales price on such day on the new York Stock Exchange or, if the shares are not then listed or admitted to trading on the New York Stock Exchange, on such other securities exchange on which such stock is then listed or admitted to trading or, if no sale takes place on such day on any such exchange, on the next preceding day on which sales occur;

                  (ii) If the shares of Common Stock are then listed or admitted to trading on any securities exchange, the fair market value shall be the closing sales price on such day or, if no sale takes place on such day, on the next preceding day on which sales occur in the over-the-counter market as furnished by the national Association of Securities Dealers Automated Quotations ("NASDAQ"), or if NASDAQ at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Board; or

                  (iii) If the shares of Common Stock are not then listed or admitted to trading in the over-the-counter market, the fair market value shall be the amount determined by the Board in a manner consistent with Treasury Regulation Section 20.2031-2 promulgated under the Code or such other manner prescribed by the Secretary of the Treasury or the Internal Revenue Service.

         (d) Period. No option granted under the Plan shall be exercisable for a period in excess of ten years from the date of its grant, subject to earlier termination in the event of termination of employment, retirement or death of the holder as provided in Section 6 or otherwise set forth in the agreement granting the option. An option may be exercised in full or in part at any time or from time to time during the term thereof, or provide for its exercise in stated installments at stated times during such term.


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         (e) No Fractional Shares. Options shall be granted and exercisable only for whole shares; no fractional shares will be issuable upon exercise of any option granted under the Plan.

         (f) Method of Exercising Option. Options be exercised by written notice to the Corporation, addressed to the Corporation at its principal place of business. Such notice shall state the election to exercise the option and the number of shares with respect to which it is being exercised, and shall be signed by the person exercising the option. Such notice shall be accompanied (i) by the certificate described in Section 9(b) (if required), and (ii) by payment in full of the exercise price for the number of shares being purchased. Payment may be made in cash or by bank cashier's check or by tendering duly endorsed certificates for shares of the Corporation's Common Stock then owned by the optionholder. The Corporation shall deliver a certificate or certificates representing the option shares to the purchaser as soon as practicable after payment for those shares has been received. If an option is exercised pursuant to Section 6(c) by any person other than the optionholder, such notice shall be accompanied by appropriate proof of the right of such person to exercise the option. All shares that are purchased and paid for in full upon the exercise of an option shall be fully paid and non-assessable.

         (g) No Rights of a Stockholder. An optionholder shall have no rights as a stockholder with respect to shares covered by an option. No adjustment will be made for dividends with respect to an option for which the record date is prior to the date a stock certificate is issued upon exercise of an option. Upon exercise of an option, the holder of the shares of Common Stock so received shall have all rights of a stockholder of the Corporation as of the date of issuance.

         (h) Compliance with Law. No shares of Corporation Common Stock shall be issued or transferred upon the exercise of any option unless and until the following occurs;

                  (i) All legal requirements applicable to the issuance or transfer of such shares have been complied with; and

                  (ii) All requirements of any national securities exchange or association upon which the shares are listed, traded or quoted have been met, in each case to the satisfaction of the Board and free of any conditions unacceptable to the Compensation Committee. The Compensation Committee shall have the right to condition the issuance of any shares made to any person hereunder on such person's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares as the Compensation Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and a legend may be placed on the certificates representing such shares to reflect any such restriction.

         (i) Other Provisions. The option agreements may contain such other provisions as the Board deems necessary to effectuate the sense and purpose of the Plan, including covenants on the holder's part not to compete and remedies to the Corporation in the event of the breach of any such covenant.


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6.       TERMINATION OF EMPLOYMENT; ASSIGNABILITY; DEATH.

         (a) Termination of Employment. If any optionholder ceases to be a director or employee of the Corporation, or ceases to render services pursuant to a consulting, management or other agreement, other than for death, disability or discharge for cause, such holder (or its successors in the case of the holder's death after the termination of employment or directorship) may, within three months after the date of termination, but in no event after the stated expiration date, purchase some or all of the shares with respect to which such optionholder was entitled to exercise such option or exercise the rights which such rightholder held, on the date such employment or directorship terminated and the option shall thereafter be void for all purposes. Any termination of an agreement pursuant to which services are rendered to the Corporation by any party who is an optionholder, without a renewal of that agreement or entry into a similar successor agreement, may be treated as a termination of the employment of the third party.

         (b) Assignability. No option granted under the Plan or the privileges conferred thereby shall be assignable or transferable by a holder other than by will or the laws of descent and distribution, and such option shall be exercisable by such holder during the lifetime of the holder only.

         (c) Disability. If the employment or directorship of the optionholder is terminated due to disability, the optionholder may exercise the options, in whole or in part, to the extent they were exercisable on the date when the optionholder's employment or directorship terminated, at any time prior to the expiration date of the options or within one year of the date of termination of employment or directorship, whichever is earlier.

         (d) Discharge for Cause. If the employment or directorship of the optionholder with the Corporation is terminated due to discharge for cause, the options shall terminate upon receipt by the optionholder of notice of such termination or the effective date of the termination, whichever is earlier. Discharge for cause shall include discharge for personal dishonesty, willful misconduct in performance of duties, failure, impairment or inability to perform required duties, inefficiencies or omissions in performing required duties, breach of fiduciary duty or conviction of any felony or crime of moral turpitude. The Compensation Committee shall have the sole and exclusive right to determine whether the optionholder has been discharged for cause for purposes of the Plan and the date of such discharge.

         (e) Death of Holder. If optionholder dies while in the Corporation's employ, an option shall be exercisable until the stated expiration date thereof by the person or persons ("successors") to whom the holder's rights pass under will or by the laws of descent and distribution, but only to the extent that the holder as entitled to exercise the option at the date of death. An option may be exercised (and payment of the option price made in full) by the successors only after written notice to the Corporation, specifying the number of shares to be purchased or rights to be exercised. Such notice shall comply with the provisions of Section 5(e), and shall be accompanied by the certificate required by Section 8(b).


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7.       CERTAIN ADJUSTMENTS.

         (a) Capital Adjustments. Except as limited by Section 422 of the Code, the aggregate number of shares of Common Stock subject to the Plan, the number of shares covered by outstanding options, and the price per share stated in such options shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or any other capital adjustment or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt by the Corporation of consideration therefor in money, services or property.

         (b) Mergers, Etc. Except as limited by the provisions of Section 422 of the Code, if the Corporation is the surviving corporation in any merger or consolidation, any option granted under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled. A dissolution or liquidation of the Corporation shall cause every option outstanding hereunder to terminate and all outstanding Restricted Stock to vest, unless specifically provided otherwise by the Board. A merger or consolidation in which the Corporation is not the surviving corporation shall cause every option outstanding hereunder to terminate, unless specifically provided otherwise by the Board, but each holder shall have the right immediately prior to a merger or consolidation in which the Corporation is not the surviving corporation, to exercise such option in whole or in part without regard to any vesting requirements or installment provisions contained in the option agreement; provided that if the number of shares qualified as being issued under an incentive stock option plan at a similar price is afforded a holder under this Plan, subject to proportional adjustment pursuant to the merger or consolidation agreement then such incentive stock options outstanding hereunder may, but shall not be required to, be terminated.

8.       DELIVERY OF STOCK; LEGENDS; REPRESENTATIONS.

         (a) Legend on Certificates. Subject to Section 8(c), all certificates representing shares of Common Stock issued upon exercise of options granted under the Plan shall be endorsed with a legend reading as follows:

                           The shares of Common Stock evidenced by this
                  certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased solely for investment. These shares may not be sold, transferred or assigned unless in the opinion of the Corporation and its legal counsel such sale, transfer or assignment will not be in violation of the Securities Act of 1933, as amended, and the Rules and Regulations thereunder.

         (b) Private Offering for Investment Only. The options are and shall be made available only to a limited number of present and future key executives and key employees who have knowledge of the Corporation's financial condition, management and its affairs. The Plan is not intended to provide additional capital for the Corporation, but to encourage stock ownership among the Corporation's key personnel. By the act of accepting an option, each optionholder


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agrees (i) that, if he or his successors exercise his option, he or his successors will purchase the subject shares solely for investment and not with any intention at such time to resell or redistribute those shares, and (ii) that he or his successors will confirm such intention by an appropriate certificate at the time the option is exercised. However, the neglect or failure to execute such a certificate shall not limit or negate the foregoing agreement.

         (c) Registration Statement. If a Registration Statement covering the shares of Common Stock issuable upon exercise of options granted under the Plan is filed under the Securities Act of 1933, as amended, and is declared effective by the Securities and Exchange Commission, the provisions of Section 8(a) and 8(b) shall terminate during the period that the Registration Statement, as periodically amended, remains effective.

9.       APPLICATION OF FUNDS.

         The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of options may be used for general corporate purposes.

10.      TERM OF PLAN; EFFECT OF AMENDMENT OR TERMINATION.

         (a) Term. This Plan shall continue in effect for a term of ten (10) years unless sooner terminated under this Section 10.

         (b) Amendments to Plan. The Compensation Committee may, without action on the part of the stockholders of the Corporation, make such amendments to, changes in and additions to the Plan as it may, from time to time, deem proper and in the best interests of the Corporation; provided that the Compensation Committee may not, without consent of the optionholder, take any action which disqualifies any option granted under the Plan as an incentive stock option for treatment as such or which affects or impairs the rights of the holder of any option outstanding under the Plan, and further provided that, except as provided in Section 8, the Board may not, without the approval of the Corporation's stockholders, (i) increase the aggregate number of shares of Common Stock subject to the Plan, (ii) change the class of persons eligible to receive options, (iii) modify the period within which options may be granted, (iv) modify the period within which options may be exercised, the exercise price or the terms upon which options may be exercised, or (iv) increase the material benefits accruing to participants under the Plan to the extent that stockholder approval is required by applicable law or regulation.

         (c) Effect of Termination. In the event this Plan is terminated, no shares shall be issued under this Plan, except upon exercise of an option granted prior to such termination. The termination of this Plan, or any amendment thereof, shall not affect any shares previously issued to a participant, any option previously granted under this Plan.

11.      GOVERNING LAW.

         THIS PLAN AND ANY AND ALL STOCK OPTION AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.


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